Exhiit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Selected Financial and Other Data”, “Senior Securities” and "Independent Registered Public Accounting Firm" and to the inclusion of our reports (a) dated December 10, 2012 with respect to the consolidated financial statements of Medley Capital Corporation as of September 30, 2012 and 2011, and for the two years ended September 30, 2012 and for the period from April 23, 2010 (date of inception) to September 30, 2010 and (b) dated December 10, 2012, with respect to the effectiveness of internal control over financial reporting of Medley Capital Corporation as of September 30, 2012 and to the incorporation by reference of our report dated (c) March 12, 2013, with respect to the senior securities table of Medley Capital Corporation as of September 30 2012, included in the Post Effective Amendment No. 6 to the Registration Statement (Form N-2 No. 333-179237).

/s/ ERNST & YOUNG LLP

New York, New York

March 15, 2013